UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2005 (May 10, 2005)

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Compensation of Named Executive Officers

On May 10, 2005, the Governance Committee of the Board of Directors (the “Governance Committee”) approved the grant of equity awards to our five executive officers named below. The equity awards were granted pursuant to our 2001 Omnibus Plan. The Governance Committee also approved the target amounts and performance measures for 2005 cash bonuses under our 2003 Executive Incentive Plan. The equity awards and 2005 bonus targets were initially approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) on May 9, 2005, subject to ratification and approval by the Governance Committee. The equity awards and 2005 cash bonuses will be earned if we achieve certain net income targets during the last three quarters of fiscal year 2005, as shown in the tables below.

The table below shows the equity award and 2005 cash bonus that will be earned by each executive officer upon achievement of the applicable performance targets for the last three quarters of 2005. No equity awards will be earned if net income for the last three quarters of 2005 is less than or equal to $22,605,000. No 2005 cash bonuses will be earned if net income for the last three quarters of 2005 is less than $22,605,000. If the net income achieved is between the target amounts shown, the executive will receive a pro-rated portion of the equity award and 2005 cash bonus. Achievement of the lowest and highest target amounts would represent net income growth of 5% and 21%, respectively, for 2005.

Name and Position		Net Income Targets (April 1 – December 31, 2005)
		$22,605,000		$24,461,000	$25,461,000	$26,318,000	$27,174,000 or higher
Paul H. Stebbins Chief Executive Officer	SAR’s 2005 Bonus	$	— 78,750	$21,767 525,000	$29,022 1,050,000	$58,044 1,050,000	$101,577 1,050,000

Michael J. Kasbar Chief Operating Officer	SAR’s 2005 Bonus	$	— 78,750	$21,767 525,000	$29,022 1,050,000	$58,044 1,050,000	$101,577 1,050,000

Robert S. Tocci Chief Financial Officer	Restricted Stock 2005 Bonus	$	— 45,000	$2,073 300,000	$4,146 600,000	$7,256 600,000	$10,365 600,000

Frank X. Shea Chief Risk and Administrative Officer	SAR’s Restricted Stock 2005 Bonus	$	— — 17,400	$3,627 1,036 116,000	$7,255 2,073 232,000	$12,696 3,627 232,000	$18,137 5,182 232,000

Michael Clementi President of World Fuel Services, Inc.	Restricted Stock 2005 Bonus	$	— 38,250	$2,073 255,000	$4,146 510,000	$7,256 510,000	$10,365 510,000

Equity Awards. The equity awards will be paid in restricted shares of our common stock or in stock-settled stock appreciation rights (“SAR’s”), as indicated above. If the net income targets are achieved and the equity awards are earned, each award will vest in three equal installments over a period of three years starting January 1, 2006. Upon vesting, the SAR’s will entitle an executive officer to receive a number of shares of our common stock with a market value equal to the difference between: (a) the market value of our common stock on the date the executive converts the SAR into common stock, and (b) the conversion price of the SAR specified in the award. The conversion price of each SAR described above is $24.12. The SAR’s will expire on January 1, 2011. At the option of the executives, the SAR’s may be converted into common stock, in whole or in part, at any time after vesting and before expiration.

2005 Bonuses. The amount of the 2005 cash bonuses earned by each executive will be finally determined and paid in the first quarter of 2006, when audited results for 2005 become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 16, 2005	World Fuel Services Corporation

/s/ Michael J. Kasbar
Michael J. Kasbar
President and Chief Operating Officer